EXHIBIT 99.1

Predictive Oncology Inc. Announces Closing of $343.5 Million in Private Placements to Initiate Digital Asset Treasury Strategy

Investment creates the world’s first Strategic Compute Reserve

Strategy complements Predictive Oncology’s AI/ML-driven drug discovery and development activities

PITTSBURGH, Oct. 08, 2025 (GLOBE NEWSWIRE) -- Predictive Oncology Inc. (“Predictive Oncology” or the “Company”) (Nasdaq: POAI) today announced the closing of two previously announced private investment in public equity transactions (“PIPEs”) totaling approximately $343.5 million to support the Company’s adoption of a digital asset treasury strategy focused on ATH, the native utility token of the Aethir ecosystem.

The Company raised an aggregate of approximately $343.5 million in the PIPEs from the purchase and sale of (i) an aggregate of approximately 4.4 million shares of common stock (or pre-funded warrants to purchase shares of common stock in lieu thereof) for a purchase price of $11.6265 per share (the “Offering Price”) of common stock (or per pre-funded warrant in lieu thereof) for aggregate cash gross proceeds of approximately $50.8 million (the “Cash PIPE”), and (ii) pre-funded warrants to purchase up to approximately 14.9 million shares of common stock for a purchase price of $11.6165 per pre-funded warrant in exchange for approximately $292.7 million in notional value representing approximately $173.3 million in discounted value of in-kind contributions of locked and unlocked ATH (the “Crypto PIPE”). The pre-funded warrants issued in the Crypto PIPE will become exercisable immediately following the Company’s receipt of shareholder approval for the exercise of such pre-funded warrants. The PIPEs closed concurrently on October 7, 2025.

On September 19, 2025, the Company’s stockholders approved a one-for-fifteen (1-for-15) reverse stock split of the Company’s common stock which became effective at 12:01 a.m. on Tuesday, September 30, 2025. All share and price per share information included in this press release is presented on a post-split basis.

The Company intends to use the in-kind contribution of ATH to fund the Company’s digital asset treasury strategy and to use the remaining net proceeds from the PIPEs primarily to fund the acquisition of ATH in the open market as well as for working capital and general corporate purposes.

“This strategic investment clearly aligns with our growing computational needs and capital requirements as we continue to pursue our mission to be an industry leader in AI-driven drug discovery,” said Raymond F. Vennare, Chief Executive Officer of Predictive Oncology. “At the same time, we believe that this strategic collaboration will enhance Aethir’s ability to provide the foundational infrastructure crucial for the future of artificial intelligence and machine learning on a global scale. We firmly believe that this initiative will create significant and enduring value for our company and our shareholders.”

“I am very excited to be taking the next step in the evolution of ATH and look forward to help drive its adoption. ATH is a unique token that both exemplifies and enables the future growth of artificial intelligence,” said Shawn Matthews, CEO of DNA Holdings Venture, Inc. and Former CEO of Cantor Fitzgerald, who will join Predictive Oncology’s Board of Directors, as previously announced.

For additional information: https://vimeo.com/1121791165

Advisors

DNA Holdings Venture, Inc. acted as the strategic advisor and an investor in the Cash PIPE.

H.C. Wainwright & Co. acted as the exclusive placement agent in connection with the PIPEs.

DLA Piper LLP (US) acted as counsel to the Company.

Sheppard Mullin Richter & Hampton LLP acted as counsel to DNA Holdings Venture, Inc., the Company’s strategic advisor.

About Aethir

Aethir is a leading AI decentralized physical infrastructure network (“DePIN”) developed by DCI Foundation, a Panama foundation company which provides graphics processing units (“GPUs”) as-a-Service at enterprise scale for applications including artificial intelligence computation, gaming and cloud workloads. Aethir’s mission is to democratize access to AI infrastructure through its globally distributed network. Due in part to the decentralized nature of the Aethir network, Aethir can facilitate the provision of GPU compute power at a significant discount to established centralized GPU compute providers, such as AWS and Google Cloud. ATH is a utility token used for GPU rentals, staking, validation and the provision of ecosystem rewards on the Aethir network. ATH functions as a proxy for a unit of GPU compute power and serves as a medium of exchange and unit of incentives for participants in the Aethir network. Participants in the Aethir network can generate yield or other rewards by staking or lending ATH or by otherwise serving as a source of ATH liquidity.

About Predictive Oncology

Predictive Oncology is on the cutting edge of the rapidly growing use of artificial intelligence and machine learning to expedite early drug discovery and enable drug development for the benefit of cancer patients worldwide. The Company’s scientifically validated AI platform, PEDAL, is able to predict with 92% accuracy if a tumor sample will respond to a certain drug compound, allowing for a more informed selection of drug/tumor type combinations for subsequent in-vitro testing. Together with the company’s vast biobank of more than 150,000 assay-capable heterogenous human tumor samples, Predictive Oncology offers its academic and industry partners one of the industry’s broadest AI-based drug discovery solutions, further complimented by its wholly owned CLIA laboratory facility. Predictive Oncology is headquartered in Pittsburgh, PA.

The Company will initiate a digital asset treasury strategy focused on accumulating ATH, the native utility token of the Aethir ecosystem.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

The information provided in this press release is intended for informational purposes only and does not constitute investment advice, endorsement, analysis, or recommendations with respect to any financial instruments, investments, or issuers. Investment in cryptocurrency and DeFi projects involves substantial risk, including the risk of complete loss. This press release does not take into account the investment objectives, financial situation, or specific needs of any particular person and each individual is urged to consult their legal and financial advisors before making any investment decisions.

Forward Looking Statements

This press release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. This press release also includes express and implied forward-looking statements regarding the Company’s current expectations, estimates, opinions and beliefs that are not historical facts. Such forward-looking statements may be identified by words such as “believes,” “expects,” “endeavors,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “should” and “objective” and the negative and variations of such words and similar words. These statements are made on the basis of current knowledge and, by their nature, involve numerous assumptions and uncertainties. Nothing set forth herein should be regarded as a representation, warranty or prediction that we will achieve or are likely to achieve any particular future result. Actual results may differ materially from those indicated in the forward-looking statements because the realization of those results is subject to many risks and uncertainties, including, without limitation, the risk of failing to realize the anticipated benefits of the private placements and related transactions, including the Company’s proposed digital asset treasury strategy, economic conditions, fluctuations in the market price of ATH and other digital assets, the impact of the evolving regulatory environment on the Company’s business, the ability of the Company to execute on its digital asset treasury strategy and implications for shareholders and for the Company’s core business, the ability of the Aethir ecosystem to perform in a manner consistent with projections, receipt of shareholder approval for the exercise of the pre-funded warrants issued in connection with the private placement pursuant to which the Company issued pre-funded warrants in exchange for locked and unlocked ATH and the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of the date of this press release, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Relations Contact:

Michael Moyer
LifeSci Advisors, LLC
mmoyer@lifesciadvisors.com